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                                                                    Exhibit 99.4

This is a form of a material change report required under Section 85(1) of the Securities Act and Section 151 of the Securities Rules.

                                    FORM 27

                                 SECURITIES ACT

             MATERIAL CHANGE REPORT UNDER SECTION 85(1) OF THE ACT

NOTE: This form is intended as a guideline. A letter or other document may be used if the substantive requirements of this form are complied with.

NOTE: Every report required to be filed under Section 85(1) of the Act shall be sent to the Commission in an envelope addressed to the Commission and marked "Continuous Disclosure".

NOTE: WHERE THIS REPORT IS FILED ON A CONFIDENTIAL BASIS PUT AT THE BEGINNING OF THE REPORT IN BLOCK CAPITALS "CONFIDENTIAL -- SECTION 85", AND EVERYTHING THAT IS REQUIRED TO BE FILED SHALL BE PLACED IN AN ENVELOPE ADDRESSED TO THE SECRETARY OF THE COMMISSION MARKED "CONFIDENTIAL".

Item 1.   Reporting Issuer

          WSI Interactive Corp.

Item 2.   Date of Material Change

          June 23, 2000

Item 3.   Press Release

          The press release was issued on June 23, 2000 and disseminated through Canada News Wire.

Item 4.   Summary of Material Change

          WSi Interactive Corporation is pleased to announce its business alliance with eReservation Systems Inc., a private corporation based in Surrey, British Columbia.

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Item 5.   Full Description of Material Change

          eReservation Systems Inc., a private corporation based in Surrey, British Columbia. WSi is facilitating eReservation in going public through its acquisition by Techgroup Ventures Inc. (CDNX:TEC), an existing venture capital pool company on the CDNX, and will assist in any marketing strategies as the company progresses.

          Techgroup will issue 642,000 shares to WSi Interactive Corporation, as a Finder's Fee in connection with the eReservation acquisition. This is an "arm's length transaction". These shares are part of the 10,700,000 shares to be issued on the acquisition referenced in Techgroup's news release of April 20, 2000, and will be subject to the same escrow provisions applicable to the selling shareholders. The eReservation acquisition and the issuance of the Finder's Fee shares to WSi remain subject to regulatory and shareholder approval.

          eReservation is the creator, developer and marketer of the www.eReservation.com web site. eReservation intends to compete in the business of providing commercial Internet services to the travel and leisure industry focusing on electronic transaction fee processing, on-line reservation services and web site development, as well as being the premier global resort and golf eReservation services web site. Using a central database of resorts and golf courses throughout the world, eReservations will be able to provide an on-line "real-time" reservations system encompassing rooms, golf tee-times and shop purchases.

          The Internet is a vehicle where eReservation believes it can provide a technological solution as more people continue to conduct their financial affairs "on-line". eReservation has developed a user friendly booking system designed specifically to meet the needs of today's travelers. The eReservation's system allows www.eReservation.com to display hotels in locations around the world and to use eReservation's real-time booking software, or they can simply respond to eReservation's electronic request for reservation and eReservation and www.eReservation.com administers them. eReservation's products and services are comprehensive across a wide range of requirements.

          Currently, eReservation's System supplies Internet services to nine golf courses and three ski resorts throughout North America including: Nicklaus North, Big Sky Golf and Country Club, Burrard International Holdings Inc., and Nancy Greene's Cahilty Lodge at Sun Peaks. As well, eReservation has partnered with Golf Holidays West in an exclusive agreement to market global vacation packages over the Internet.

          Theo Sanidas, President of WSi, said "This further demonstrates our commitment to the Internet economy and that not only do we incubate but also facilitate Internet businesses and assist them to succeed and share in that success".

Item 6.   Reliance on Section 85(2) of the Act

          Nothing in this form is required to be maintained on a confidential basis.

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Item 7.   Omitted Information

          Not applicable.

Item 8.   Senior Officer

          James L. Harris, Secretary

          Telephone No. (604) 609-3068

Item 9.   Statement of Senior Officer

          The foregoing accurately discloses the material change referred to herein.


DATED this 23rd day of June, 2000          WSI Interactive Corp.

                                           By: /s/ James L. Harris
                                               ---------------------------
                                               James L. Harris

                                               Secretary
                                               ---------------------------
                                               (Official Capacity)